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                                                                    EXHIBIT 23.4

                      CONSENT OF BEAR, STEARNS & CO. INC.

     We hereby consent to the inclusion in the Joint Proxy Statement/Prospectus forming part of this Registration Statement on Form S-4 of Quantum Direct Corporation relating to the proposed merger involving National Media Corporation and ValueVision International, Inc. of our opinion attached as Appendix C thereto. In addition, we hereby consent to the description of and reference to such opinion therein, and reference to our firm therein. In giving such consents, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission issued thereunder.

March 13, 1998

                                          Bear, Stearns & Co. Inc.

                                          By: /s/ James Carroll
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